Exhibit 3.2

BYLAWS

OF

AVADIM TECHNOLOGIES INC.

(EFFECTIVE AS OF AUGUST 2, 2018)

Article I.

NAME, SEAL AND OFFICES

1.1      NAME. The name of this corporation is Avadim Technologies Inc. (the “Company”), a Delaware corporation governed by the General Corporation Law of the State of Delaware (the “DGCL”).

1.2      SEAL. The Company shall not be required to obtain a corporate seal. The seal, if any, of this Company shall be circular in form and shall have inscribed thereon the name of the Company and the words, “Corporate Seal, Delaware”. The Board of Directors may change the form of the seal (if any) or the inscription thereon at its pleasure.

1.3      OFFICES. The Company’s principal office shall be located at 81 Thompson Street, Asheville, North Carolina 28803, or at such other place as is determined by the Board of Directors. The Company may have such other offices, as the Board of Directors may from time to time appoint, as the purposes of the Company may require.

1.4      BOOKS AND RECORDS. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Article II.

SHAREHOLDERS

2.1      ANNUAL MEETING. The annual meeting of the Shareholders shall be held once in every calendar year on such date and at such time and place as may be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting in accordance with these Bylaws. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

2.2      SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Board of Directors or by the Shareholders holding at least five percent (5%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by signing, either

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manually or in facsimile, dating and delivering to the Company’s secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The Board of Directors shall have the discretion to require that the issues for which a special meeting is demanded by Shareholder be considered instead at the next annual meeting if the demand for the special meeting is made within 180 days of the next annual meeting.

2.3      PLACE OF MEETING. The Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. The Board of Directors shall fix the time and place of any such meeting, and to give due notice thereof. If the Board of Directors shall neglect or refuse to fix the place, time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so. If no designation of place is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Company.

2.4      NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be given to each Shareholder of record having voting power with respect to the business to be transacted at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the Board of Directors. If mailed, such notice shall be deemed to be delivered when deposited in the mail in a sealed envelope addressed to the Shareholder at the Shareholder’s address as it appears on the records of the Company, with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, notice of meetings may be given to Shareholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any Shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the Shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.5      PURPOSE. No matter which is not within the purpose or purposes specifically described in the notice of a special meeting shall be conducted at the meeting, nor shall any action be taken by the Shareholders on any other matter unless it is specifically described as a purpose in the notice for the special meeting. Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

2.6      FIXING OF RECORD DATE. The Board of Directors of the Company may fix in advance a date, not exceeding sixty (60) and not less than ten (10) calendar days prior to the date of any meeting of Shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of Shareholders entitled to notice of, or to vote at, such meeting, or Shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the Shareholders of record on such date shall be the Shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be.

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If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of Shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting. Only Shareholders on the record date fixed by this Section 2.6 are entitled to notice of and permitted to vote or to demand a special meeting or to take any other action, notwithstanding any transfer of any shares on the books of the Company after any such record date.

Notwithstanding the foregoing, in order that the Company may determine the Shareholders entitled to receive payment of any share dividend or other distribution from the Company or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If not record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

In order to determine the Shareholders entitled to vote and take action without a meeting of the Shareholders, as provided in Section 2.14 of these Bylaws and the Certificate of Incorporation, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting: (1) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent, setting forth the action taken or proposed to be taken is delivered to the Company in the manner required by Section 2.14, was signed by any Shareholder, and (2) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Notwithstanding anything to the contrary herein, no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date on which a consent delivered to the Company as required by this Section was signed, written consents signed by sufficient Shareholders to take the action have been delivered to the Company.

2.7      VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Company shall prepare, at least two (2) days after notice of the meeting is given for which the list was prepared, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Company and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept at the Company’s principal office, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

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2.8      QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares are present in person or by proxy with respect to that matter. At least 33 1/3 percent of the total outstanding shares of the Company entitled to vote as a separate voting group, present in person or by proxy, shall constitute a quorum at any meeting of Shareholders, except as otherwise required by the DGCL or the Certificate of Incorporation. In the absence of a quorum at any meeting, a majority of the shares so represented may adjourn the meeting for a period not to exceed thirty (30) days at any one adjournment without further notice. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

The Shareholders present or represented by proxy at an annual or special meeting at which a quorum is not present may take only the following actions: (i) with the consent of the officer presiding at the meeting, receive or hear any reports on the affairs of the Company that may be presented; (ii) within the constraints of the time allowed on the agenda, ask questions concerning the affairs of the Company; and (iii) adjourn the meeting as provided above in this Section 2.8.

If different quorums are required for different purposes at a meeting, the absence of a quorum on one purpose shall not affect the ability of the Shareholders at the meeting to act on other purposes where a quorum is present.

2.9      MANNER OF ACTING. At any Shareholder meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote as a separate voting group shall be the act of the Shareholders.

2.10    PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy execute in writing, either manually or by facsimile, by the Shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company not less than forty eight (48) hours before the time of the meeting, unless the Board of Directors fixes a different time by which proxies must be filed. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the Shareholder to the presiding officer during the meeting. The presence of a Shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Appointments of proxies shall be in such form as shall be required by the Board of Directors and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting. The proxies named in the Company’s proxy statement shall have discretionary authority to vote at all meetings of Shareholders, subject to applicable laws (including Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as that rule is currently in effect or as it subsequently may be amended or superseded, if the Company is then subject to the Exchange Act).

2.11    VOTING OF SHARES. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter to which they are entitled to vote submitted to a vote at a meeting of Shareholders.

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2.12    VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Company shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to Shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

2.13    VOTING BY BALLOT. Voting on any question or in any election may be by voice or show of hands vote unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

2.14    ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by the DGCL to be taken at a Shareholders’ meeting may be taken without a meeting, and without prior notice, as allowed under the DGCL and as otherwise provided in the Certificate of Incorporation. To the extent required by the DGCL, if action is taken by less than unanimous written consent of the voting Shareholders, the Company shall give its non-consenting voting Shareholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Company. The notice shall reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of the DGCL, would have been required to be sent to voting Shareholders in a notice of a meeting at which the action would have been submitted to the Shareholders for action. Such notice requirement shall not delay the effectiveness of action taken by written consent, and a failure to comply with such notice requirements shall not invalidate actions taken by written consent.

2.15    PARTICIPATION BY ELECTRONIC MEANS. The Board of Directors may permit Shareholders to participate in any meeting of Shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Such participation shall constitute presence in person at the meeting.

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2.16    INSPECTORS. The Board of Directors or the chairperson of a meeting of Shareholders may appoint one or more inspectors and any substitute inspectors to act at the meeting or any adjournment thereof. Inspectors may be officers, employees or agents of the Company. Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. Inspectors shall have the duties prescribed by the DGCL. At the request of the chairperson of the meeting, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter determined by the inspector or inspectors.

2.17    SHAREHOLDER LISTS. Access to the list of Shareholders shall be restricted to a period beginning two (2) business days after the date of the notice of the Shareholders’ meeting for which the list was prepared and continuing through the meeting, or ten (10) business days before the date of the meeting, whichever is less. Copying of the list of Shareholders may be made by such persons and subject to the requirements set forth in the DGCL. The Board of Directors may take such steps it deems reasonable or necessary to prevent the use of its Shareholder lists for purposes not related to issues under consideration at a Shareholder meeting.

2.18    NOMINATIONS FOR ELECTION AS DIRECTORS. Any Shareholder of record for an annual or special meeting of Shareholders at which Directors are to be elected may request that one or more persons be nominated, at the annual or special meeting, for election as Directors at such meeting, in opposition to the slate of candidates for which management will solicit proxies, and the Board of Directors shall nominate such candidate(s) at the meeting, and include such candidate(s) in the Company’s proxy statement, but only if each of the following conditions have been satisfied:

(a)    If the Company is then subject to the Exchange Act, the Shareholder complies with all the provisions of Rule 14a-8 of the Exchange Act (with the exception of Rule 14a-8(i)(8)(iv)) as that rule is currently in effect or as it subsequently may be amended or superseded;

(b)    At least one hundred fifty (150) calendar days before the date for the meeting of the Company’s Shareholders, the requesting Shareholder requests, in writing, that the Nominating Committee of the Board of Directors consider an individual for inclusion as a Director nominee in the proxy statement for the subject meeting, and provide to the Company (i) as to each person whom the Shareholder proposes to nominate for election as a Director, (1) all information required by the Company’s Nominating Committee, (2) all information relating to such person that is required by law to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act if the Company is then subject to the Exchange Act; and (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or interest of any of the foregoing being to mitigate loss to, or to manage risk of

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stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company; (ii) a representation that the Shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (iii) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from other Shareholders in support of such nomination;

(c)    The Nominating Committee recommends that the full Board of Directors consider including the individual in the Company’s proxy statement for the upcoming meeting; and

(d)    The Board of Directors, by majority vote, determines that such inclusion is not prohibited by the Certificate of Incorporation, other provisions of these Bylaws in effect from time to time, or Delaware law and determines that the proposed individual(s) shall be nominated at the meeting for election as directors and included in the Company’s proxy statement.

2.19    ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS. In addition to the requirements of Section 2.18, for any matter to be considered as a proper purpose for consideration by the Shareholders at an annual or special meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the President or Board of Directors, or (c) otherwise properly brought before the meeting by a Shareholder who (i) was a Shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with this Section as to such business.

For business to be properly brought before an annual or special meeting by a Shareholder, the Shareholder must (i) provide Timely Notice (as defined below) of such business in writing and in proper form (as described below) to the Secretary of the Company at the Company’s principal office and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section. To be timely, a Shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company (i) not less than thirty (30) calendar days prior to actual date of the annual meeting, or (ii) the date that is ten (10) calendar days after the day on which disclosure of the date of such annual meeting was first made to Shareholders, whichever is earlier (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of a meeting or the announcement thereof commence a new time period for the giving of Timely Notice described above.

To be in proper form for purposes of this Section, a Shareholder’s notice to the Secretary of the Company shall include: (a) the name and address of the Shareholder(s) of record proposing an item(s) for the meeting agenda and the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by such Shareholder; and as to each item of business that the Shareholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each

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proposing Shareholder, and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration). A Shareholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof.

The chairman or presiding officer of the meeting shall, if the facts warrant, determine that the business was either properly or not properly brought before the meeting in accordance with this Section, and if the chairman or presiding offer of the meeting should determine that the business was not properly brought before the meeting, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

A proposal to nominate persons for election to the Board of Directors, if such persons are not to be included in the Company’s proxy statement as a result of the procedures set forth in Section 2.18, including without limitation nomination of persons from the floor for election to the Board of Directors, are required to satisfy the requirements of this Section.

This Section 2.19 shall not apply to installation by the Board of Directors of a Director to fill a vacancy on the Board of Directors.

2.20    REIMBURSEMENT OF EXPENSES OF SUCCESSFUL PROXY CONTEST. The Company shall reimburse the actual, reasonable and bona fide expenses of proxy solicitation incurred by any person who is successful in soliciting proxies in opposition to a solicitation made on behalf of management only after approval of such reimbursement by Shareholders holding at least a majority of the outstanding shares of stock of the Company. For purposes of this Section, a person is “successful” in soliciting proxies in opposition to management only if the following have been satisfied: (a) with respect to a proposal for election of Directors if such Shareholders(s) elects a majority of the class of Directors elected at the meeting; (b) with respect to opposition to a proposal submitted by management if more proxies were voted against such management proposal than were voted for such proposal; and (c) with respect to a Shareholder proposal opposed by management if such proposal is approved by the requisite Shareholder vote. Except as provided in this Section, the Company shall not reimburse any expenses soliciting proxies in opposition to a solicitation made on behalf of the management of the Company.

Article III.

DIRECTORS

3.1      GENERAL POWERS. The business and affairs of the Company shall be managed by its Board of Directors, including without limitation oversight of the Company’s business performance and plans; major risks to which the Company is or may be exposed; the performance and compensation of the Chief Executive Officer; policies and practices to foster the Company’s compliance with law and ethical conduct; preparation of the Company’s financial statements; the effectiveness of the Company’s internal controls; arrangements for providing adequate and timely information to Directors; and the composition of the Board of Directors and its committees, taking into account the role of independent Directors.

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3.2      NUMBER, TENURE AND QUALIFICATIONS. The number of Directors shall be a variable range of at least one (1) Director but not more than twelve (12) Directors, with the number of Directors fixed or changed within the minimum and maximum numbers of the range from time to time by resolution of the Board of Directors. Each Director shall hold office until the next annual meeting of Shareholders or until his or her successor shall have been elected and qualified. Directors shall be natural persons, eighteen (18) years of age or older, but need not be residents of Delaware or Shareholders of the Company.

3.3      REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Delaware, for the holding of regular meetings without other notice than such resolution.

3.4      SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or the Chairman of the Board of Directors. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors so called.

3.5      NOTICE. Notice of any special meeting of the Board of Directors shall be given (i) in person or by telephone to the Director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the Director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the Director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the Director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the Director’s last known business or home address no later than the third business day preceding the date of the meeting. Notice of a meeting need not be given to any Director who attends a meeting without objecting prior to the meeting or at its commencement to the lack of notice to that Director. A notice of meeting need not specify the purposes of the meeting.

3.6      QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting for a period not to exceed thirty (30) days without further notice.

3.7      MANNER OF ACTING. Except as otherwise required by law or by the Certificate of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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3.8      COMPENSATION. The Board of Directors shall from time to time determine the amount and type of compensation to be paid to Directors for their service on the Board of Directors and its committees.

3.9      ACTION BY DIRECTORS WITHOUT MEETING. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Directors and included in the minutes or filed with the corporate records reflecting the action taken. Actions taken by written unanimous consent are effective when the last Director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same force and effect as a unanimous vote of the Directors.

3.10    PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board of Directors may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.11    VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next election of Directors by the Shareholders and until his or her successor shall have been elected and qualified.

3.12    RESIGNATION. Any Director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned or a majority of the Shareholders, shall have power to fill such vacancy or vacancies, the results of the vote thereon to take effect when such resignation or resignations shall become effective.

3.13    REMOVAL OF DIRECTORS. At a special meeting called expressly for the purpose of removal of Directors, the Shareholders entitled to vote for a Director may remove such Director, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote for such Director at an election of Directors. The notice for any special meeting at which it is proposed that a Director be removed must specifically state that such is the purpose of the meeting.

3.14    PRESUMPTION OF ASSENT. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be

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presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Article IV.

COMMITTEES

4.1    DESIGNATION AND AUTHORITY. The Board of Directors may adopt a resolution designating from among its members one or more other committees each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except no committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the Shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, or recommending to the Shareholders a voluntary dissolution of the Company or a revocation thereof. Unless specifically authorized by the Board of Directors, a committee may not authorize or approve distributions except according to a formula or method, or within limits, prescribed by the Board of Directors; approve or propose to Shareholders action that the DGCL requires to be approved by Shareholders; fill vacancies on the Board of Directors or on any of its committees; or adopt, amend or repeal these Bylaws. The designation of such Committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of Any Responsibility Imposed by Law.

Article V.

OFFICERS

5.1    APPOINTMENT AND CAPACITY. The Board of Directors shall from time to time appoint a President and a Secretary and such other officers, if any, as the Board of Directors shall determine and the Directors may at any time terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the DGCL. The officers of the Company shall be natural persons of the age of eighteen (18) years or older.

5.2    NUMBER OF OFFICES. One person may hold more than one of such offices except that the offices of president and secretary shall be held by different persons unless the company has only one shareholder. Any person appointed as the chairman of the board or managing director shall be a director. The other officers need not be Directors.

5.3    REMUNERATION. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors. Such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means, or all of these modes, and an officer may in addition to such remuneration be entitled to receive a gratuity, pension or retirement allowance after such officer ceases to hold such office or leaves the employment of the Company.

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5.4    FUNCTIONS AND DUTIES. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall be responsible for, inter alia, preparing minutes of the Directors’ and Shareholders’ meetings and for maintaining and authenticating records of the Company required to be kept pursuant to the DGCL.

5.5    CONFLICTS OF INTEREST. Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, such duties or interests might be in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the Board of Directors the fact and the nature, character and extent of the conflict.

Article VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1    CONTRACTS. The Board of Directors may authorize any officer or officers, director or directors, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

6.2    LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may from time to time: (a) borrow money upon the credit of the Company in such amount and upon such terms as they think proper; (b) hypothecate, pledge or mortgage the real and personal property of the Company; (c) provide security for any loan to the Company; (d) sign bills, notes, contracts and other evidences of, security for, money borrowed or to be borrowed; and (e) authorize one or more directors or officers of the Company, with or without substitution, to execute any or all documents necessary for the above purposes.

6.3    CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4    DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

Article VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.1    REGULATION. The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of shares of the company, including the appointment of transfer agents and registrars. in addition, the Board of Directors may determine that shares of the Company need not be evidenced by certificates. In such case, the Company shall, within a reasonable time after the issue or transfer of uncertificated shares, send the Shareholder a written statement of the information set forth below in Section 7.2.

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7.2    CERTIFICATES FOR SHARES. Certificates representing shares of the Company, if issued, shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the corporate seal, if any, or a facsimile thereof, and shall be signed by the officers of the Company in accordance with these Bylaws; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Company itself or its employee. Each certificate shall state the name of the Company, the fact that the Company is a Delaware corporation, the name of the person to whom issued, the date of issue, the class (or series of any class), the par value thereof, and the number of shares represented thereby, including the class of shares and the designation of series, if applicable. A statement of the designations, preferences, and rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any Shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the DGCL.

The Company may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors and the DGCL.

7.3    CANCELLATION OF CERTIFICATES. All certificates surrendered to the Company for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

7.4    LOST, STOLEN OR DESTROYED CERTIFICATES. Any Shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Company, accompanied by a written request for a new certificate. Thereupon, the Company may require (as determined by the President of the Company) that such Shareholder shall give a satisfactory surety or bond of indemnity to the Company in an amount determined by the Company, in its sole discretion, but not exceeding an amount double the value of the shares as represented by such certificate and a new certificate may be issued representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

7.5    TRANSFER OF SHARES. Subject to the terms of any Shareholder agreement relating to the transfer of shares, any restrictions provided by applicable law, or other transfer restrictions contained in the Certificate of Incorporation or these Bylaws, shares of the Company shall be transferable on the books of the Company by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares (if such shares are evidenced by a certificate). Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes and fees therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. The Company may charge a reasonable fee (as determined by the President of the Company) to issue a new certificate in connection with a transfer of shares. As against the Company, a transfer of shares can be made only on the books of the Company and in the manner hereinabove provided, and the

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Company shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

Article VIII.

VOTING UPON SHARES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or the President shall have full power and authority on behalf of the Company to vote either in person or by proxy at any meeting of Shareholders, and at any such meeting may possess and exercise all of the rights and powers incident to the ownership of such shares which, as the owner thereof, this Company might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person and may revoke any such powers as granted at its pleasure.

Article IX.

INDEMNIFICATION

The Company shall indemnify a Director as required by the mandatory indemnification provisions of the DGCL, to the extent applicable, and as otherwise provided in the Certificate of Incorporation.

Article X.

FISCAL YEAR

The fiscal year of the Company shall be such twelve-month period as determined by the Board of Directors.

Article XI.

DIVIDENDS

The Board of Directors may from time to time, declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Article XII.

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the law under which this Company is organized, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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Article XIII.

CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION

These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Article XIV.

AMENDMENTS

To the extent permitted by the DGCL, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a majority vote of the Board of Directors.

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